Exhibit 3.19

Corporations Section	Gwyn Shea
P.O. Box 13697	Secretary of State
Austin, Texas 78711-3697

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

NORAMPAC TEXAS GP INC.
Filing Number:  163677500

Articles Of Incorporation Public Information Report (PIR)	July 23, 2001 December 31, 2002

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on May 9, 2003.

Gwyn Shea Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

FAX (512) 463-5709

PHONE (512) 463-5555	TTY7-1-1
Prepared by: Virginia Suniga

ARTICLES OF INCORPORATION

I.
NAME

The name of the Corporation is NORAMPAC TEXAS GP INC.

II.
DURATION

The period of its duration is perpetual.

III.
PURPOSE

The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

IV.
CAPITALIZATION

The aggregate number of shares which the Corporation shall have authority to issue is 10,000 shares, with no par value, all of which shall be of the same class.

V.
ISSUANCE OF SHARES

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done, or property actually received.

VI.
REGISTERED OFFICE

The post office address of its initial registration office is 5847 San Felipe, Suite 2200, Houston, Texas 77057, and the name of its initial registered agent at such address is Frank B. Mapel III.

VII.
DIRECTORS

The number of Directors constituting the initial Board of Directors is two, and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Alain Lemaire
752, Sherbrooke Street West
Montréal, Québec, H3A, 1G1

Robert F. Hall
752, Sherbrooke Street West
Montréal, Québec, H3A, 1G1

VIII.
INCORPORATOR

The name and address of the incorporator is:

Frank B. Mapel III
5847 San Felipe, Suite 2200
Houston, Texas  77057

IX.
DENIAL OF PREEMPTIVE RIGHTS AND CUMULATIVE VOTING

The shareholders of this Corporation shall not have the preemptive right to subscribe to any issue of shares or securities of this Corporation.  No shareholder shall have the right to cumulate his votes at any election for Directors of this Corporation.

X.
INTERESTED TRANSACTIONS

Except as may be otherwise provided in the Texas Business Corporation Act, no contract, act or transaction of the Corporation with any person or persons, firm, trust, or association, or any other corporation shall be affected or invalidated by the fact that any Director, officer, or Shareholder of this Corporation is a party to, or is interested in, such contract, act or transaction, or in any way connected with any such person or persons, firm, trust, or association, or is a Director, officer, or Shareholder of, or otherwise interested in, any such corporation, nor shall any duty to pay damages on account of this Corporation be imposed upon such Directors, officer, or shareholder of this Corporation solely by reason of such fact, regardless of whether the vote, action, or presence of any such Director, officer, or Shareholder may be, or may have been, necessary to obligate this Corporation on, or in connection with, such contract, act, or transaction, provided that, if such vote, action, or presence is, or shall have been necessary, such interest or connection (other than an interest as a non-controlling shareholder of any such other corporation) be known or disclosed to the Board of Directors of this Corporation.

XI.
INDEMNIFICATION

To the extent permitted by the Texas Business Corporation Act, the Board of Directors shall authorize the Corporation to indemnify any present or former Director, officer, employee, or agent of the Corporation, as well as persons who serve or have served at the request of the Corporation as a Director, officer, partner, venturer, manager, member, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan, or other enterprise against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by such person in connection with a proceeding in which the person was, is, or is threatened to be made a named defendant or respondent because the person is or was a Director, officer, employee, or agent of the Corporation or who serves or has served at the request of the Corporation as a Director, officer, partner, venturer, manager, member, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan, or other enterprise.

IN WITNESS WHEREOF, I have hereunto set my hand to these Articles of Incorporation this the 23rd day of July, 2001.

/s/ Frank B. Mapel III
Frank B. Mapel III, Incorporator

3333 b. •
02274240698
Do not write in the space above
a. T Code ☒	• 13196 Franchise	☐ • 16196 Bank	c.	Taxpayer identification number	d. Report year
TEXAS FRANCHISE TAX PUBLIC INFORMATION REPORT MUST be filed with your Corporation Franchise Tax Report			•	17529527586	• 2002

			e. PIR/IND	• ☐ 1, 2, 3, 4
Corporation name and address			Secretary of State file number or, if none, Comptroller unchartered number
	NORAMPAC TEXAS GP INC. 752 SHERBROOKE ST. W. MONTREAL, QUEBEC, CANADA, H3A 1G1				g. • •

Item k on Franchise Tax Report form, Page 1

The following information MUST be provided for the Secretary of State (S.O.S.) by each corporation or limited liability company that files a Texas Corporation Franchise Tax Report.  The information will be available for public inspection.
“SECTION A” MUST BE COMPLETE AND ACCURATE.

If preprinted information is not correct, please type or print the correct information. Please sign below!

☐ Check here if there are currently no changes to the information preprinted in Sections A, B, and C of this report.

Corporation’s principal office
752 SHERBROOKE ST. W. MONTREAL, QC, CANADA H3A 1G1
Principal place of business

SECTION A. Name, title and mailing address of each officer and director. Use additional sheets, if necessary.
NAME			TITLE	DIRECTOR	Social Security No. (Optional)
ALAIN LEMAIRE			PRESIDENT	☒ YES	N/A-FOREIGN
MAILING ADDRESS					Expiration date (mm-dd-yyyy)
752 SHERBROOKE STREET W.		MONTREAL, QUEBEC, H3A 1G1
NAME			TITLE	DIRECTOR	Social Security No. (Optional)
BRIGITTE DUFOUR			SECRETARY	☐ YES	N/A-FOREIGN
MAILING ADDRESS					Expiration date (mm-dd-yyyy)
752 SHERBROOKE STREET W.		MONTREAL, QUEBEC, H3A 1G1
NAME			TITLE	DIRECTOR	Social Security No. (Optional)
ROBERT F. HALL				☒ YES
MAILING ADDRESS					Expiration date (mm-dd-yyyy)
404 BOUL. MARIE-VICTORIN		KINGSEY FALLS, QUEBEC J0A 1B0			N/A-FOREIGN
NAME			TITLE	DIRECTOR	Social Security No. (Optional)
☐
MAILING ADDRESS					Expiration date (mm-dd-yyyy)

NAME			TITLE	DIRECTOR	Social Security No. (Optional)
☐
MAILING ADDRESS					Expiration date (mm-dd-yyyy)

SECTION B.  List each corporation or limited liability company, if any, in which this reporting corporation or limited liability company owns an interest of ten percent (10%) or more.  Enter the information requested for each corporation.  Use additional sheets, if necessary.

Name of owned (subsidiary) corporation			State of incorporation	Texas S.O.S. file number	Percentage Interest

Name of owned (subsidiary) corporation			State of incorporation	Texas S.O.S. file number	Percentage Interest

SECTION C.  List each corporation or limited liability company, if any, that owns an interest of ten percent (10%) or more in this reporting corporation or limited liability company.  Enter the information requested for each corporation.  Use additional sheets, if necessary.

Name of owning (parent) corporation			State of incorporation	Texas S.O.S. file number	Percentage Interest
	NORAMPAC HOLDINGS US INC.		DE	N/A	100.00

Registered Agent and registered office currently on file. (Changes must be filed separately with the Secretary of State)
	Agent:	FRANK B. MAPEL III
	Office:	5847 SAN FELIPE, SUITE 2200 HOUSTON, TX 77057		☐	Check here if you need forms to change this information

I declare that the information in this document and any attachments is true and correct to the best of my knowledge and belief and that a copy of this report has been mailed to each person named in this report who is an officer or director and who is not currently employed by this corporation or limited liability company of a related corporation

Sign here	Officer, director or other authorized person		Title	Date	Daytime phone (Area code and number)